SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON,  DC    20549

                                FORM 8-K/A
                             (AMENDMENT NO. 1)


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES AND EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):  March 26, 1997
-------------------------------------------------------------------------------



                         REGAL-BELOIT CORPORATION
           (Exact Name of Registrant as Specified in its Charter)



         WISCONSIN                   1-7283                39-0875718
(State or Other Jurisdiction       (Commission           (I.R.S. Employer
     of Incorporation)             File Number)          Identification No.)



     200 STATE STREET, BELOIT, WISCONSIN           53511-6254
     (Address of Principal Executive Offices)      (Zip Code)


                              (608) 364-8800
             (Registrant's Telephone Number, Including Area Code)

ITEM 7.  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

Since it was impracticable to provide the financial information required by
Item 7 at the time the Current Report on Form 8-K was filed for this acquisition, such information is hereby being filed.

A. Financial Statements of Business Acquired

   The following audited Financial Statements of Marathon Electric Manufacturing Corporation are attached hereto and such Financial Statements are incorporated herein by reference:

   1. Consolidated Statements of Earnings and Retained Earnings for the years ended December 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994.

   2. Consolidated Balance Sheets at December 31, 1996 and 1995, and at December 31, 1995 and 1994.

   3. Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994.

   4. Notes to Consolidated Financial Statements for the years ended December 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994.

   5. Independent Auditor's Report for the years ended December 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994.

   6.  Consent of Independent Public Accountants

B. Pro-Forma Financial Information

   The following Pro-Forma Financial Information is provided on the Schedules attached hereto:

   Schedule I Regal-Beloit Corporation and Marathon Electric Manufacturing Corporation Pro-Forma Combined Condensed Balance Sheets (Unaudited) as of March 31, 1997, with related Notes.

   Schedule II Regal-Beloit Corporation and Marathon Electric Manufacturing Corporation Pro-Forma Combined Statements of Income (Unaudited) for the year ended December 31, 1996, with related Notes.

C. Exhibits   None

   All required exhibits were filed with Form 8-K dated April 10, 1997.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                 REGAL-BELOIT CORPORATION



                                 By:     Kenneth F. Kaplan
                                    ---------------------------
                                         Kenneth F. Kaplan
                                            Vice President,
                                         Chief Financial Officer
Date:   June 9, 1997                        and Secretary
     ---------------------

                 MARATHON ELECTRIC MANUFACTURING CORPORATION
                              AND SUBSIDIARIES







                                    1996


                                ANNUAL REPORT

Marathon Electric Manufacturing Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS
(Dollars in thousands)


                                            Year Ended December 31
                                               1996        1995

NET SALES. . . . . . . . . . . . . . . .    $ 245,244   $ 233,369

OPERATING EXPENSES
   Cost of sales . . . . . . . . . . . .      177,238     176,512
   Administrative. . . . . . . . . . . .       14,024      13,324
   Selling . . . . . . . . . . . . . . .       20,803      19,653
   Engineering - research and development.      5,932       5,187
                                            ----------  ----------
       Total Operating Expenses. . . . .      217,997     214,676
                                            ----------  ----------

EARNINGS FROM OPERATIONS . . . . . . . .       27,247      18,693
   Interest income - net . . . . . . . .        1,382       1,169
                                            ----------  ----------

EARNINGS BEFORE PROVISION FOR INCOME TAXES     28,629      19,862
PROVISION FOR INCOME TAXES . . . . . . .       10,850       7,600
                                            ----------  ----------

NET EARNINGS                                $  17,779   $  12,262
                                            ==========  ==========


RETAINED EARNINGS
   Beginning of the year . . . . . . . .    $ 102,320   $  91,112
   Net earnings. . . . . . . . . . . . .       17,779      12,262
   Dividends paid. . . . . . . . . . . .       (5,268)     (1,054)
                                            ----------  ----------

   End of the year . . . . . . . . . . .    $ 114,831   $ 102,320
                                            ==========  ==========



         See accompanying notes to consolidated financial statements.

Marathon Electric Manufacturing Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands except per share amount)
                                                    December 31
                                                   1996        1995
ASSETS
------
CURRENT ASSETS
   Cash and cash equivalents . . . . . . .     $  29,697   $  27,006
   Accounts receivable less allowance
       for doubtful accounts of $300 in
       1996 and in 1995                           32,911      29,204
   Inventories . . . . . . . . . . . . . .        29,157      29,937
   Deferred income taxes . . . . . . . . .         3,020       3,742
   Prepaid expenses and other current assets       1,969       1,101
                                               ----------  ----------
                                                  96,754      90,990

PROPERTY, PLANT AND EQUIPMENT
   Land and buildings. . . . . . . . . . .        22,144      21,480
   Machinery and equipment . . . . . . . .        94,676      89,282
   Furniture and fixtures. . . . . . . . .        15,210      10,588
                                               ----------  ----------
                                                 132,030     121,350
   Accumulated depreciation. . . . . . . .        95,865      90,680
                                               ----------  ----------
                                                  36,165      30,670

OTHER ASSETS AND DEFERRED EXPENSES
   Cash value of life insurance. . . . . .         2,083       1,922
   Deferred income taxes . . . . . . . . .           476         724
   Other assets. . . . . . . . . . . . . .         5,598       3,848
                                               ----------  ----------
                                                   8,157       6,494
                                               ----------  ----------
TOTAL ASSETS . . . . . . . . . . . . . . .      $141,076    $128,154
                                               ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
   Accounts payable. . . . . . . . . . . .      $  3,975      $  5,378
   Accrued payroll and employee benefits .        14,436        11,912
   Accrued income taxes. . . . . . . . . .           354           517
   Other accrued liabilities . . . . . . .         4,844         6,077
                                              -----------  ------------
                                                  23,609        23,884

LONG-TERM EMPLOYEE BENEFITS LIABILITY  . .         2,488         1,802

SHAREHOLDERS' EQUITY
   Common stock, $10 par value, 320,000 shares
       authorized and issued . . . . . . .         3,200         3,200
   Retained earnings . . . . . . . . . . .       114,831       102,320
   Less cost of 56,612 share in treasury .        (3,052)       (3,052)
                                              -----------  ------------
                                                $114,979      $102,468
                                              -----------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $141,076      $128,154
                                              ===========  ============

See accompanying notes to consolidated financial statements.

Marathon Electric Manufacturing Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

                                                    Year Ended
                                                    December 31
                                                  1996       1995
CASH FLOWS FROM OPERATING ACTIVITIES
   Net earnings. . . . . . . . . . . . . . . . $  17,779  $  12,262
   Add (deduct) items to convert net earnings
   to cash basis:
       Depreciation and amortization . . . . .     7,120      7,866
       Loss on disposal of property,
         plant and equipment . . . . . . . . .       ---          8
       Deferred tax provision. . . . . . . . .       970       (254)
       (Increase) decrease in
         accounts receivable . . . . . . . . .    (3,707)     3,292
       Decrease (increase) in inventories. . .       780     (4,474)
       Increase in other assets. . . . . . . .    (2,848)    (3,111)
       (Decrease) increase in accounts payable    (1,403)       871
       Increase in other liabilities . . . . .     1,814      2,743
                                               ---------- ----------
                                               $  20,505  $  19,203

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures. . . . . . . . . . . .   (12,548)    (7,573)
   (Increase) decrease in notes receivable . .        (9)         8
   Proceeds from disposal of property,
     plant and equipment . . . . . . . . . . .        11          9
                                               ---------- ----------
                                                 (12,546)    (7,556)

CASH FLOWS FROM FINANCING ACTIVITIES
   Dividends paid. . . . . . . . . . . . . . .    (5,268)    (1,054)
                                               ---------- ----------
INCREASE IN CASH AND CASH EQUIVALENTS. . . . .     2,691     10,593
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR    27,006     16,413
                                               ---------- ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR . . . $  29,697  $  27,006
                                               ========== ==========


        See accompanying notes to consolidated financial statements.

Marathon Electric Manufacturing Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and all subsidiaries. Intercompany balances and transactions have been eliminated.

       CASH EQUIVALENTS - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       INVENTORIES - Inventories are predominately valued using the last-in, first-out (LIFO) method of accounting.

       PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. For assets placed in service prior to 1995, depreciation is computed principally using accelerated methods over estimated useful lives. Effective in 1995, the Company began depreciating newly acquired assets using the straight-line method, which conforms to prevailing industry practice. The effect of the change was not material to the financial results. The estimated useful lives of the various asset categories are:

            Buildings                 10 to 40 years
            Machinery and Equipment    3 to 10 years
            Furniture and Fixtures     3 to 10 years

       INCOME TAXES - The Company establishes deferred tax assets or liabilities for temporary differences between the financial and tax bases of its assets and liabilities using enacted income tax rates.

       USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS - The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

(2)    PRINCIPAL BUSINESS ACTIVITY

       Principal businesses of the Company are the manufacture and sale of electric motors, generators and electrical connecting and terminating devices.

(3)    INVENTORIES

       Inventories are classified as follows (dollars in thousands):

                                                            December 31
                                                          1996        1995
       At current costs:
           Finished product. . . . . . . . . . .         $26,584     $26,279
           Raw and in-process. . . . . . . . . .          15,526      16,827
                                                         -------     -------
                                                          42,110      43,106

       Excess of current cost over LIFO inventory value   12,953      13,169
                                                         -------     -------
                                                         $29,157     $29,937
                                                         =======     =======

(4)    INTEREST

       Interest expense was $210 thousand and $162 thousand in 1996 and 1995 respectively. Interest payments were $203 thousand and $155 thousand in 1996 and 1995 respectively. Interest income has been netted against interest expense on the Consolidated Statements of Earnings.

(5)    INCOME TAXES

       The following is a summary of components of the provision for income taxes (dollars in thousands):

                                                            Year Ended
                                                            December 31
                                                          1996        1995
       Current:
           Federal . . . . . . . . . . . . . . . .      $  8,395    $  6,669
           State and local . . . . . . . . . . . .         1,485       1,185
           Deferred. . . . . . . . . . . . . . . .           970        (254)
                                                        --------    ---------
                                                        $ 10,850    $  7,600
                                                        ========    =========

       A reconciliation of the statutory Federal income tax rate and the effective rate reflected in the statements of earnings follows:

                                                           Year Ended
                                                           December 31
                                                        1996          1995
       Federal statutory rate . . . . . . . . . . .     35.0%         35.0%
       State income taxes, net of federal benefit .      3.2           3.7
       Other, net . . . . . . . . . . . . . . . . .      (.3)          (.4)
                                                        -----         -----
       Effective tax rate . . . . . . . . . . . . .     37.9%         38.3%
                                                        =====         =====

       Deferred taxes arise primarily from differences in amounts reported for tax and financial statement purposes. The Company's deferred tax asset as of December 31, 1996 of $3,496 thousand is classified on the consolidated balance sheet as a current deferred income tax asset of $3,020 thousand and a long-term deferred income tax asset of $476 thousand. The December 31, 1995 deferred tax asset was $4,466 thousand, consisting of a current deferred income tax asset of $3,742 thousand and a long-term deferred income tax asset of $724 thousand. Components of the net deferred tax asset are as follows (dollars in thousands):

                                                           December 31
                                                          1996       1995

       Accrued employee benefits. . . . . . . .          $ 6,155    $ 4,981
       Warranty reserve . . . . . . . . . . . .              494        309
       Inventory. . . . . . . . . . . . . . . .              470        517
       Bad debt reserve . . . . . . . . . . . .              196        117
       Other. . . . . . . . . . . . . . . . . .              345      1,228
                                                         --------   --------
            Deferred tax assets . . . . . . . .          $ 7,660    $ 7,152

       Accrued employee benefits. . . . . . . .           (2,560)    (2,089)
       Property related . . . . . . . . . . . .           (1,604)      (597)
                                                         --------   --------
            Deferred tax liabilities. . . . . .           (4,164)    (2,686)
                                                         --------   --------

       Net deferred tax asset . . . . . . . . .          $ 3,496    $ 4,466
                                                         ========   ========

       Income tax payments were $10,510 thousand and $8,283 thousand in 1996 and 1995 respectively.

(6)    OTHER ACCRUED LIABILITIES

       Other accrued liabilities consist of the following (dollars in thousands):

                                                            December 31
                                                         1996         1995

       Warranty accrual . . . . . . . . . . . .         $ 1,267     $   792
       Volume incentive accrual . . . . . . . .           1,253       1,061
       Other . . . . . . . . . . . . . . . . .            2,324       4,224
                                                        -------     -------
                                                        $ 4,844     $ 6,077
                                                        =======     =======

(7)  STOCK REPURCHASE AGREEMENTS

     In accordance with provisions of stock repurchase agreements with certain present and former corporate officers, the Company, at December 31, 1996, is committed to repurchase, at the option of the Company or shareholders, outstanding stock for approximately $2,550 thousand. Retained earnings are restricted for this amount.

(8)  OPERATING LEASES

     The Company supplements its owned real estate by leasing warehouses and sales offices. Transportation equipment and data processing equipment are also leased.

     Rental payments generally are fixed for the terms of the leases. Truck leases require the payment of contingent rentals based on miles driven.

     Rental expense for operating leases is summarized as follows (dollars in thousands):

                                                         Year Ended
                                                         December 31
                                                       1996       1995

     Base rentals . . . . . . . . . . . . . .        $ 2,693    $ 2,615
     Additional rentals related to usage. . .            245        240
                                                     -------    -------
                                                     $ 2,938    $ 2,855
                                                     =======    =======

     Management of the Company expects that in the normal course of business operating leases will be renewed or replaced by other leases. At December 31, 1996, future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year are summarized as follows (dollars in thousands):

                               Year       Amount

                               1997 . . . $1,208
                               1998 . . .    907
                               1999 . . .    550
                               2000 . . .    368
                               2001 . . .    279
                                          ------
                                          $3,312
                                          ======

(9)  EMPLOYEE BENEFIT PLANS

     The Company has defined benefit pension plans which cover substantially all employees.

     Benefits provided under qualified defined benefit plans are based on employees average earnings in years immediately preceding retirement and years of credited service. Funding of the plans is in accordance with federal laws and regulations. In addition to the qualified plans, the Company has an unfunded defined benefit plan covering certain key employees.

     Pension cost for the defined benefit plans includes the following components (dollars in thousands):

                                                  Year Ended
                                                  December 31
                                                1996         1995

     Service cost . . . . . . . . . . . . . . $  1,318    $  1,062
     Interest cost. . . . . . . . . . . . . .    2,254       1,989
     Actual return on assets. . . . . . . . .   (5,183)     (6,833)
     Net amortization and deferral. . . . . .    2,400       4,480
                                              ---------   ---------
                                              $    789    $    698
                                              =========   =========

     The following sets forth the funded status of the Company's defined benefit plans and the amounts reflected in the accompanying consolidated balance sheets.

                                                             December 31
                                                           1996         1995
     ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATIONS:
     Vested benefit obligation . . . . . . . . . . . .    $ 24,867     $ 23,035
                                                          =========    =========

     Accumulated benefit obligation. . . . . . . . . .    $ 26,487     $ 24,587
                                                          =========    =========

     Projected benefit obligation. . . . . . . . . . .    $ 31,076     $ 29,056
     Plan assets at fair value . . . . . . . . . . . .      39,206       34,019
                                                          ---------    ---------
     Excess of plan assets over projected
       benefit obligation . . . . . . . . . . . . . . .      8,130        4,963

     Unrecognized net gain  . . . . . . . . . . . . . .     (6,048)      (3,389)
     Unrecognized prior service cost  . . . . . . . . .      3,319        3,657
     Unrecognized initial net assets  . . . . . . . . .     (1,651)      (1,929)
                                                          ---------    ---------

     Pension asset recognized in the consolidated
     balance sheets . . . . . . . . . . . . . . . . . .   $  3,750     $  3,302
                                                          =========    =========

     The present values of benefit obligations were based on discount rates of 7.75% in 1996 and 1995 and annual compensation increases of 4.5% in 1996 and 1995. The assumed long-term rate of return on plan assets was 9.0% in 1996 and 1995. Plan assets are invested in fixed income and equity securities.

     The Company has defined contribution plans for substantially all salaried employees and certain hourly employees. The plans provide for Company matching based on participant contributions and Company profits. Company contributions to the plans totaled $957 thousand and $664 thousand in 1996 and 1995 respectively.

     The Company maintains the Marathon Electric Manufacturing Corporation Phantom Stock Plan which entitles certain management employees the right to receive cash equal to the sum of the appreciation in book value of the stock and the value of reinvested hypothetical cash dividends which would have been paid on the stock covered by the grant. Phantom stock rights are exercisable at any time after the first anniversary of the date of grant, in whole or in part. Compensation expense is recorded with respect to the rights, based upon the book value of the shares and the exercise provisions.

(10) COMMITMENTS AND CONTINGENCIES

     The Company has employment agreements with certain key executives which call for salary continuation for a specified period of time in the event of termination of the covered executive following a change of control of the Company.

     In the ordinary course of conducting business, the Company becomes involved in investigations, administrative proceedings and litigation relating to contracts, environmental issues and other matters. While any proceeding or litigation has an element of uncertainty, the Company believes that the outcome of any pending or threatened claim or lawsuit will not have a material adverse effect on its consolidated financial position.



INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
Marathon Electric Manufacturing Corporation

We have audited the accompanying consolidated balance sheets of MARATHON ELECTRIC MANUFACTURING CORPORATION and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MARATHON ELECTRIC MANUFACTURING CORPORATION and Subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




Wipfli Ullrich Bertelson LLP
Wausau, Wisconsin

January 31, 1997

                  MARATHON ELECTRIC MANUFACTURING CORPORATION










                                      1995

                                  ANNUAL REPORT

Marathon Electric Manufacturing Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS


                                                  Year Ended December 31

                                                   1995            1994
NET SALES. . . . . . . . . . . . . . . . . .   $233,369,168      $226,333,620

OPERATING EXPENSES
   Cost of sales . . . . . . . . . . . . . .    176,511,980       170,513,027
   Administrative. . . . . . . . . . . . . .     13,324,557        12,852,532
   Selling . . . . . . . . . . . . . . . . .     19,653,413        20,380,536
   Engineering - research and development. .      5,186,804         5,234,700
                                               -------------     -------------
      Total Operating Expenses . . . . . . .    214,676,754       208,980,795
                                               -------------     -------------

EARNINGS FROM OPERATIONS . . . . . . . . . .     18,692,414        17,352,825
   Interest income - net . . . . . . . . . .      1,169,296           515,395
                                               ------------      -------------

EARNINGS BEFORE PROVISION FOR INCOME TAXES .     19,861,710        17,868,220
PROVISION FOR INCOME TAXES . . . . . . . . .      7,600,000         6,660,000
                                               ------------      -------------

NET EARNINGS . . . . . . . . . . . . . . . .   $ 12,261,710      $ 11,208,220
                                               =============     =============


RETAINED EARNINGS

   Beginning of the year . . . . . . . . . .   $ 91,111,924      $ 80,957,256
   Net earnings. . . . . . . . . . . . . . .     12,261,710        11,208,220
   Dividend paid . . . . . . . . . . . . . .     (1,053,552)       (1,053,552)
                                               -------------     -------------

   End of the year . . . . . . . . . . . . .   $102,320,082      $ 91,111,924
                                               =============     =============


        See accompanying notes to consolidated financial statements.
<FN/>

Marathon Electric Manufacturing Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEETS

                                                         December 31
                                                    1995             1994
ASSETS
------
CURRENT ASSETS
   Cash and cash equivalents . . . . . . . .  $  27,005,779     $  16,412,404
   Accounts receivable less allowance for
       doubtful accounts of $300,000 in
       1995 and in 1994. . . . . . . . . . .     29,203,654        32,495,524
   Inventories . . . . . . . . . . . . . . .     29,936,616        25,463,010
   Deferred income taxes . . . . . . . . . .      3,742,000         2,782,000
   Prepaid expenses and other current assets      1,101,452           769,198
                                              --------------    --------------
                                                 90,989,501        77,922,136

PROPERTY, PLANT AND EQUIPMENT
   Land and buildings. . . . . . . . . . . .     21,480,236        20,901,255
   Machinery and equipment . . . . . . . . .     89,281,704        84,098,932
   Furniture and fixtures. . . . . . . . . .     10,588,274         9,533,703
                                              --------------    --------------
                                                121,350,214       114,533,890
   Accumulated depreciation. . . . . . . . .     90,680,575        83,634,401
                                              --------------    --------------
                                                 30,669,639        30,899,489
OTHER ASSETS AND DEFERRED EXPENSES
   Cash value of life insurance. . . . . . .      1,922,132         1,763,809
   Deferred income taxes . . . . . . . . . .        724,000         1,430,000
   Other assets. . . . . . . . . . . . . . .      3,848,329         1,315,593
                                              --------------    --------------
                                                  6,494,461         4,509,402
                                              --------------    --------------
TOTAL ASSETS . . . . . . . . . . . . . . . .  $ 128,153,601     $ 113,331,027
                                              ==============    ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
   Accounts payable. . . . . . . . . . . . . $   5,378,512       $  4,507,184
   Accrued payroll and employee benefits . .    11,911,813         10,281,919
   Accrued income taxes. . . . . . . . . . .       517,027            949,162
   Other accrued liabilities . . . . . . . .     6,076,722          4,864,833
                                             -------------       -------------
                                                23,884,074         20,603,098

LONG-TERM EMPLOYEE BENEFITS LIABILITY. . . .     1,801,794          1,468,354

SHAREHOLDERS' EQUITY
   Common stock, $10 par value, 320,000 shares
       authorized and issued . . . . . . . .     3,200,000          3,200,000
   Retained earnings . . . . . . . . . . . .   102,320,082         91,111,924
   Less cost of 56,612 shares in treasury. .    (3,052,349)        (3,052,349)
                                             --------------      -------------
                                               102,467,733         91,259,575
                                             --------------      -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 128,153,601       $113,331,027
                                             ==============      =============

        See accompanying notes to consolidated financial statements.
<FN/>

Marathon Electric Manufacturing Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           Year Ended
                                                           December 31
                                                     1995              1994
CASH FLOWS FROM OPERATING ACTIVITIES
   Net earnings . . . . . . . . . . . . . . .     $12,261,710       $11,208,220
   Add (deduct) items to convert net earnings
   to cash basis:
     Depreciation and amortization  . . . . .       7,865,613         8,055,263
     Loss on disposal of property, plant
       and equipment. . . . . . . . . . . . .           7,781           121,514
     Loss on security sales . . . . . . . . .           -----             2,306
     Deferred tax provision. . . . . . . . . .       (254,000)         (432,000)
     Decrease (increase) in accounts receivable     3,291,870        (6,011,603)
     Increase in inventories . . . . . . . . .     (4,473,606)       (2,560,910)
     Increase in other assets. . . . . . . . .     (3,110,855)       (1,020,133)
     Increase (decrease) in accounts payable .        871,328        (7,957,649)
     Increase in other liabilities . . . . . .      2,743,088         1,683,167
                                                  ------------      -------------
                                                   19,202,929         3,088,175

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures. . . . . . . . . . . .     (7,573,135)      (10,613,048)
   Decrease (increase) in notes receivable . .          8,233           (15,000)
   Proceeds from disposal of property,
      plant and equipment. . . . . . . . . . .          8,900            57,005
                                                  ------------      -------------
                                                   (7,556,002)      (10,571,043)

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term liabilities         ------          (268,286)
   Dividend paid . . . . . . . . . . . . . . .     (1,053,552)       (1,053,552)
                                                  ------------      -------------
                                                   (1,053,552)       (1,321,838)
                                                  ------------      -------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS   10,593,375        (8,804,706)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR     16,412,404        25,217,110
                                                  ------------      ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR . . .    $27,005,779       $16,412,404
                                                  ============      ============


        See accompanying notes to consolidated financial statements.
<FN/>

Marathon Electric Manufacturing Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and all subsidiaries. Intercompany balances and transactions have been eliminated.

     CASH EQUIVALENTS - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     INVENTORIES - Inventories are predominately valued using the last-in, first-out (LIFO) method of accounting.

     PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. For assets placed in service prior to 1995, depreciation is computed principally using accelerated methods over estimated useful lives. Effective in 1995, the Company began depreciating newly acquired assets using the straight-line method, which conforms to prevailing industry practice. The effect of the change was not material to the financial results.

     The estimated useful lives of the various asset categories are:

       Buildings . . . . . . . . . . . . . 7 to 40 years
       Machinery and Equipment . . . . . . 3 to 10 years
       Furniture and Fixtures. . . . . . . 3 to 10 years

     INCOME TAXES - The Company establishes deferred tax assets or liabilities for temporary differences between the financial and tax bases of its assets and liabilities using enacted income tax rates.

     USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS - The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires the use of certain estimates and assumptions that directly affect reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

(2)  PRINCIPAL BUSINESS ACTIVITY

     Principal businesses of the Company are the manufacture and sale of electric motors, generators and electrical connecting and terminating devices.

(3)  INVENTORIES

     Inventories are classified as follows:

                                                     December 31
                                                  1995         1994
       At current costs:
         Finished product . . . . . . . . .   $26,279,358   $21,393,310
         Raw and in-process . . . . . . . .    16,826,627    15,288,128
                                              -----------   -----------
                                               43,105,985    36,681,438

       Excess of current cost over
           LIFO inventory value . . . . . .    13,169,369    11,218,428
                                              -----------   -----------
                                              $29,936,616   $25,463,010
                                              ===========   ===========

(4)  INTEREST

     Interest expense was $162,000 and $180,000 in 1995 and 1994 respectively. Interest payments were $155,000 and $194,000 in 1995 and 1994 respectively. Interest income has been netted against interest expense on the Consolidated Statements of Earnings.

(5) INCOME TAXES

    The following is a summary of components of the provision for income taxes:

                                                    Year Ended
                                                    December 31
                                                 1995         1994
      Current:
        Federal. . . . . . . . . . . . . . .  $6,669,000   $5,892,000
        State and local. . . . . . . . . . .   1,185,000    1,200,000
      Deferred . . . . . . . . . . . . . . .    (254,000)    (432,000)
                                              -----------  -----------
                                              $7,600,000   $6,660,000
                                              ===========  ===========

   A reconciliation of the statutory Federal income tax rate and the effective rate reflected in the statements of earnings follows:

                                                    Year Ended
                                                    December 31
                                                 1995        1994

      Federal statutory rate. . . . . . . .      35.0%       35.0%
      State income taxes, net
         of federal benefit . . . . . . . .       3.5         4.2
      Other, net. . . . . . . . . . . . . .       (.2)        (1.9)
                                                 -----       ------
      Effective tax rate  . . . . . . . . .      38.3%       37.3%
                                                 =====       ======

   Deferred taxes arise primarily from differences in amounts reported for tax and financial statement purposes. The Company's deferred tax asset as of December 31, 1995 of $4,466,000 is classified on the consolidated balance sheet as a current deferred income tax asset of $3,742,000 and a long-term deferred income tax asset of $724,000. The December 31, 1994 deferred tax asset was $4,212,000, consisting of a current deferred income tax asset of $2,782,000 and a long-term deferred income tax asset of $1,430,000.

   Components of the net deferred tax asset are as follows:

                                                    December 31
                                                 1995        1994

     Accrued employee benefits . . . . . .   $4,988,000   $4,067,000
     Warranty reserve. . . . . . . . . . .      309,000      291,000
     Inventory . . . . . . . . . . . . . .      517,000      427,000
     Bad debt reserve. . . . . . . . . . .      117,000      114,000

     Other . . . . . . . . . . . . . . . .    1,221,000      429,000
                                             ----------   ----------
       Deferred tax assets . . . . . . . .   $7,152,000   $5,328,000


     Accrued employee benefits . . . . . .   (2,089,000)    (832,000)
     Property related. . . . . . . . . . .     (597,000)    (284,000)
                                             -----------  -----------
        Deferred tax liabilities . . . . .   (2,686,000)  (1,116,000)
                                             -----------  -----------

     Net deferred tax asset. . . . . . . .   $4,466,000   $4,212,000
                                             ===========  ===========

     Income tax payments were $8,283,000 and $7,846,000 in 1995 and 1994 respectively.

(6) OTHER ACCRUED LIABILITIES

    Other accrued liabilities consist of the following:

                                                  December 31
                                               1995         1994

     Volume incentive accrual. . . . . .    $1,060,904    $1,546,057
     Warranty accrual. . . . . . . . . .       791,716       766,987
     Other . . . . . . . . . . . . . . .     4,224,102     2,551,789
                                            ----------    ----------
                                            $6,076,722    $4,864,833
                                            ==========    ==========

(7) STOCK REPURCHASE AGREEMENTS

    In accordance with provisions of stock repurchase agreements with certain present and former corporate officers, the Company, at December 31, 1995, is committed to repurchase, at the option of the Company or shareholders, outstanding stock for approximately $2,302,000. Retained earnings are restricted for this amount.

(8) OPERATING LEASES

    The Company supplements its owned real estate by leasing warehouses and sales offices.

   Transportation equipment and data processing equipment are also leased. Rental payments generally are fixed for the terms of the leases. Truck leases require the payment of contingent rentals based on miles driven.

   Rental expense for operating leases is summarized as follows:

                                                 Year Ended
                                                 December 31
                                               1995       1994

     Base rentals. . . . . . . . . . . . .  $2,615,000  $2,657,000
     Additional rentals related to usage       240,000     229,000
                                            ----------  ----------
                                            $2,855,000  $2,886,000
                                            ==========  ==========

   Management of the Company expects that in the normal course of business operating leases will be renewed or replaced by other leases. At December 31, 1995, future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year are summarized as follows:

                             Year      Amount
                             1996    $1,058,000
                             1997       516,000
                             1998       264,000
                             1999        57,000
                             2000        12,000
                                     ----------
                                     $1,907,000
                                     ==========

(9) EMPLOYEE BENEFIT PLANS

    The Company has defined benefit pension plans which cover substantially all employees.

    Benefits provided under qualified defined benefit plans are based on employees average earnings in years immediately preceding retirement and years of credited service. Funding of the plans is in accordance with federal laws and regulations. In addition to the qualified plans, the Company has an unfunded defined benefit plan covering certain key employees.

    Pension cost (credit) for the defined benefit plans includes the following components:

                                                  Year Ended
                                                  December 31
                                               1995         1994

      Service cost. . . . . . . . . . . . . $1,062,000   $1,212,000
      Interest cost . . . . . . . . . . . .  1,989,000    1,817,000
      Actual return on assets . . . . . . . (6,833,000)     687,000
      Net amortization and deferral . . . .  4,480,000   (2,955,000)
                                            -----------  -----------
                                            $  698,000   $  761,000
                                            ===========  ===========

   The following sets forth the funded status of the Company s defined benefit plans and the amounts reflected in the accompanying consolidated balance sheets.

                                                 December 31
                                              1995         1994
     ACTUARIAL PRESENT VALUE
       OF BENEFIT OBLIGATIONS:
     Vested benefit obligation . . . . .  $23,035,000   $18,670,000
                                          ============  ============

     Accumulated benefit obligation. . .  $24,587,000   $20,125,000
                                          ============  ============

     Projected benefit obligation. . . .  $29,056,000   $23,183,000

     Plan assets at fair value . . . . .   34,019,000    24,993,000
                                          ------------  ------------

     Excess of plan assets over
       projected benefit obligation. . .    4,963,000     1,810,000

     Unrecognized net gain . . . . . . .   (3,389,000)   (2,325,000)

     Unrecognized prior service cost . .    3,657,000     3,396,000

     Unrecognized initial net assets . .   (1,929,000)   (2,207,000)
                                          ------------  ------------

     Pension asset recognized in the
       consolidated balance sheets . . .  $ 3,302,000   $   674,000
                                          ============  ============

   The present values of benefit obligations were based on discount rates of 7.75% and 8.5% in 1995 and 1994 respectively and annual compensation increases of 4.5% in 1995 and 1994. The assumed long-term rate of return on plan assets was 9.0% and 8.5% in 1995 and 1994 respectively. Plan assets are invested in fixed income and equity securities.

   The Company has defined contribution plans for substantially all salaried employees and certain hourly employees. The plans provide for Company matching based on participant contributions and Company profits. Company contributions to the plans totaled $664,000 and $551,000 in 1995 and 1994 respectively.

   The Company maintains the Marathon Electric Manufacturing Corporation Phantom Stock Plan which entitles certain management employees the right to receive cash equal to the sum of the appreciation in book value of the stock and the value of reinvested hypothetical cash dividends which would have been paid on the stock covered by the grant. Phantom stock rights are exercisable at any time after the first anniversary of the date of grant, in whole or in part. Compensation expense is recorded with respect to the rights, based upon the book value of the shares and the exercise provisions.

(10) COMMITMENTS AND CONTINGENCIES

   The Company has employment agreements with certain key executives which call for salary continuation for a specified period of time in the event of termination of the covered executive following a change of control of the Company.

   In the ordinary course of conducting business, the Company becomes involved in investigations, administrative proceedings and litigation relating to contracts, environmental issues and other matters. While any proceeding or litigation has an element of uncertainty, the Company believes that the outcome of any pending or threatened claim or lawsuit will not have a material adverse effect on its consolidated financial position.


INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
Marathon Electric Manufacturing Corporation

We have audited the accompanying consolidated balance sheets of MARATHON ELECTRIC MANUFACTURING CORPORATION and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MARATHON ELECTIC MANUFACTURING CORPORATION and Subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.





Wipfli Ullrich Bertelson
Wausau, Wisconsin
February 3, 1996

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Form 8-K.




                                        Wipfli Ullrich Bertelson LLP
                                ---------------------------------------------
                                        Wipfli Ullrich Bertelson LLP


June 2, 1997
Wausau, Wisconsin

                                 Schedule I

                        REGAL-BELOIT CORPORATION AND
                 MARATHON ELECTRIC MANUFACTURING CORPORATION
       PRO-FORMA COMBINED CONDENSED BALANCE SHEETS AS OF MARCH 31, 1997
                               UNAUDITED ($000)

The following unaudited pro-forma combined balance sheets give effect to the purchase by Regal-Beloit Corporation of all of the common stock of Marathon Electric Manufacturing Corporation (Marathon Electric). The statement combines unaudited March 31, 1997 balance sheets of Regal-Beloit Corporation and Marathon Electric and assumes the business combination was accounted for as a purchase. These balance sheets should be read in conjunction with the pro-forma combined statements of income and notes thereto included elsewhere herein. Pro-forma data is presented for comparative purposes only and is not necessarily indicative of what the combined financial condition will be in the future, or of the dates for which this pro-forma is presented.

                                                Historical                          Pro-Forma
                                      ------------------------------    -------------------------------
                                                         Marathon
                                                         Electric
                                      Regal-Beloit     Manufacturing    Adjustments
                                      Corporation       Corporation     Add (Deduct)          Combined
                                      ------------     -------------    ------------          --------
        Assets
        ------
Current Assets:
  Cash and Cash Equivalents             $   46,676     $    3,259       $  (40,446)   (1)    $    9,489
  Net Accounts Receivable .                 35,252         38,043           (1,099)   (2)        72,196
  Inventories . . . . . . .                 42,954         30,096           10,352    (3)        83,402
  Other Current Assets. . .                  5,154         20,052              (90)   (4)        25,116
                                        ----------     ----------       -----------          ----------
    Total Current Assets .                 130,036         91,450          (31,283)             190,203
Net Property, Plant, and Equipment .        73,382         36,185           41,109    (5)       150,676
Goodwill . . . . . . . . . . . . . .         -----            198          153,765    (6)       153,963
Other Noncurrent Assets. .                     477          7,412            3,406    (7)        11,295
                                        ----------     ----------       -----------          ----------
    Total Assets . . . . .              $  203,895     $  135,245       $  166,997            $ 506,137
                                        ==========     ==========       ===========          ==========

Liabilities and Shareholders' Investment
----------------------------------------
Current Liabilities:
  Accounts Payable. . . . .             $    8,810     $   12,651       $    -----            $  21,461
  Federal and State Income Taxes. . .        5,545          1,590            -----                7,135
  Other Current Liabilities                 16,717         15,164           10,256     (8)       42,137
                                        ----------     ----------       -----------           ---------
    Total Current Liabilities. . . .        31,072         29,405           10,256               70,733
Long-Term Debt . . . . . . . . . . .         2,025          -----          242,000     (9)      244,025
Deferred Income Taxes. . . . . . . .         5,307          3,731           16,504     (4)       25,542
Other Noncurrent Liabilities . . . .         -----            346            -----                  346
Shareholders' Investment . . . . . .       165,491        101,763         (101,763)    (10)     165,491
                                        ----------     ----------       -----------           ---------
    Total Liabilities and
       Shareholders' Investment. . .    $  203,895     $  135,245       $  166,997            $ 506,137
                                        ==========     ==========       ===========           =========

Notes To Pro-Forma Combined Condensed Balance Sheets
(1)  To reflect Regal-Beloit cash used to purchase Marathon Electric.
(2)  To provide for appropriate accounts receivable reserves.
(3) To increase inventories to estimated fair market value and eliminate Marathon Electric's LIFO reserve.
(4) To reflect deferred tax impact of purchase accounting adjustments other than goodwill.
(5) To increase property, plant and equipment to estimated fair market value and eliminate historical accumulated depreciation.
(6) Goodwill represents the difference in the purchase price of Marathon Electric and the net asset value acquired, after purchase accounting adjustments.
(7)  Primarily to increase pension assets to fair market value.
(8) Primarily to provide for obligations associated with change of control agreements, workers compensation, fringe benefits, and various other liabilities.
(9) Long-term debt borrowed under credit agreement to finance purchase of Marathon Electric.
(10) To eliminate the shareholders' investment of Marathon Electric in accordance with purchase accounting.
<FN/>

                                 Schedule II

                           REGAL-BELOIT CORPORATION
                AND MARATHON ELECTRIC MANUFACTURING CORPORATION
                   PRO-FORMA COMBINED STATEMENTS OF INCOME
                                 (UNAUDITED)

The following pro-forma combined Statements of Income for the year ended
December 31, 1996 were prepared as if the acquisition of Marathon Electric
Manufacturing Corporation (Marathon Electric) was effective as of January
1, 1996.  The pro-forma statements of income include the historical results of
Marathon Electric, giving effect to such acquisition under the purchase method of accounting.  The pro-forma statements of income are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect on the date indicated or of the results that may be obtained in the future.  These pro-forma statements should be read in conjunction with the historical statements of Regal-Beloit Corporation and Marathon Electric.
                                          Year Ended December 31, 1996 ($000)
                               -----------------------------------------------------------
                                        Historical                       Pro-Forma
                               ----------------------------   ----------------------------
                                                Marathon
                                                Electric
                               Regal-Beloit   Manufacturing   Adjustments
                               Corporation     Corporation    Add (Deduct)         Combined
                               ------------   -------------   ------------        ----------

Net Sales. . . . . .            $  281,508    $  245,244      $    -----          $  526,752
Cost of Sales. . . .               198,582       177,238            (310)   (1)      375,510
                                ----------    ----------      -----------         ----------
  Gross Profit . . .                82,926        68,006             310             151,242
                                ----------    ----------      -----------         ----------
Operating Expenses .                31,806        40,759           3,855    (2)       76,420

                                ----------    ----------      -----------         ----------
  Income from Operations . .        51,120        27,247          (3,545)             74,822
Interest Expense . .                   357           210          15,730    (3)       16,297
Interest Income. . .                 1,052         1,592          (2,193)   (4)          451
                                ----------    ----------      -----------         ----------
  Income Before Taxes. . . .        51,815        28,629         (21,468)             58,976
Provision for Income Taxes .        19,539        10,850          (6,695)   (5)       23,694
                                ----------    ----------      -----------         ----------
  Net Income . . . .            $   32,276    $   17,779      $  (14,773)         $   35,282
                                ==========    ==========      ===========         ==========
  Net Income Per Share . . .    $     1.57                                        $     1.71
                                ==========                                        ==========

Average Shares Outstanding .    20,616,825                                        20,616,825
                                ==========                                        ==========

Notes to Pro-Forma Combined Statements of Income
(1) Historical book depreciation for Marathon Electric was recorded primarily using accelerated depreciation methods. The change to straight-line method in conjunction with purchase accounting adjustments yields lower expense despite increased valuation of property, plant and equipment.
(2) To reflect the amortization of goodwill (40 year amortization) and loan financing fees and expenses (5 year amortization).
(3) To reflect interest expense on the loans made to finance the acquisition; the initial loan was $242 million; an interest rate of 6.50% was utilized.
(4) To eliminate the interest income: a) on cash utilized by Regal-Beloit to make the acquisition and b) on cash contractually removed from Marathon Electric by its owners immediately prior to the acquisition.
(5) Primarily, to reflect the tax impact of pro-forma adjustments, excluding goodwill which is not tax deductible.
<FN/>

                                 Schedule III

                           REGAL-BELOIT CORPORATION
               AND MARATHON ELECTRIC MANUFACTURING CORPORATION
                   PRO-FORMA COMBINED STATEMENTS OF INCOME
                                 (UNAUDITED)

The following pro-forma combined Statements of Income for the 3 months ended
March 31, 1997 were prepared as if the acquisition of Marathon Electric
Manufacturing Corporation (Marathon Electric) was effective as of January 1,
1996.  The pro-forma statements of income include the historical results of
Marathon Electric, giving effect to such acquisition under the purchase method of accounting.  The pro-forma statements of income are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect on the date indicated or of the results that may be obtained in the future.  These pro-forma statements should be read in conjunction with the historical statements of Regal-Beloit Corporation and Marathon Electric.
                                           3 Months Ended March 31, 1997 ($000)
                                -------------------------------------------------------------
                                       Historical                         Pro-Forma
                                ----------------------------    -----------------------------
                                                 Marathon
                                                 Electric
                                Regal-Beloit   Manufacturing    Adjustments
                                Corporation     Corporation     Add (Deduct)          Combined
                                ------------   -------------    ------------         ----------

Net Sales. . . . . . . . . .      $  70,570    $   62,836        $   -----           $ 133,406
Cost of Sales. . . . . . . .         50,199        45,625              (78)   (1)       95,746
                                  ----------   -----------       ----------          ----------
  Gross Profit . . . . . . .         20,371        17,211               78              37,660
                                  ----------   -----------       ----------          ----------
Operating Expenses . . . . .          8,309        37,499          (25,678)   (2)       20,130

                                  ----------   -----------       ----------          ----------
  Income from Operations . .         12,062       (20,288)          25,756              17,530
Interest Expense . . . . . .             53            62            3,933    (3)        4,048
Interest Income. . . . . . .            363           392             (640)   (4)          115
                                  ----------   -----------       ----------          ----------
  Income Before Taxes. . . .         12,372       (19,958)          21,183              13,597
Provision for Income Taxes .          4,666        (6,785)           7,305    (5)        5,186
                                  ----------   -----------       ----------          ----------
  Net Income . . . . . . . .      $   7,706    $  (13,173)       $  13,878           $   8,411
                                  ==========   ===========       ==========          ==========
  Net Income Per Share . . .      $    0.37                                          $    0.40
                                  ==========                                          =========

Average Shares Outstanding .      20,773,553                                         20,773,553
                                  ==========                                         ==========

Notes to Pro-Forma Combined Statements of Income
(1) Historical book depreciation for Marathon Electric was recorded primarily using accelerated depreciation methods. The change to straight-line method in conjunction with purchase accounting adjustments yields lower expense despite increased valuation of property, plant and equipment.
(2) To reflect the amortization of goodwill (40 year amortization) and loan financing fees and expenses (5 year amortization), $964; to eliminate phantom stock payments arising from the difference between the book value and purchase price of Marathon Electric, $(23,721); to eliminate seller expenses associated with the sale of Marathon Electric, $(2,921).
(3) To reflect interest expense on the loans made to finance the acquisition; the initial loan was $242 million; an interest rate of 6.50% was utilized.
(4) To eliminate the interest income: a) on cash utilized by Regal-Beloit to make the acquisition and b) on cash contractually removed from Marathon Electric by its owners immediately prior to the acquisition.
(5) Primarily, to reflect the tax impact of pro-forma adjustments, excluding goodwill which is not tax deductible.
<FN/>

<TEXT/>